AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-144104) of Novint Technologies, Inc. of our report dated April 11, 2009 relating to the financial statements, in this Annual Report on Form 10-K of Novint Technologies, Inc. for the year ended December 31, 2008.

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

/s/ AJ. ROBBINS, P.C.

Denver, Colorado
April 15, 2009